  As filed with the Securities and Exchange Commission on August 14, 2000

                                                 Registration No. 333-39746
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                --------------
                               IWO HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                     4812                    14-1818487
     (State or other           (Primary Standard          (I.R.S. Employer
     jurisdiction of              Industrial           Identification Number)
    incorporation or          Classification Code
      organization)                 Number)
                                --------------
                            319 Great Oaks Boulevard
                             Albany, New York 12203
                                 (518) 862-6001
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                --------------
                                Solon L. Kandel
                     President and Chief Executive Officer
                               IWO Holdings, Inc.
                            319 Great Oaks Boulevard
                             Albany, New York 12203
                                 (518) 862-6001
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                --------------
                                   Copies to:
        E. Michael Greaney, Esq.                  Gregg A. Noel, Esq.
      Gibson, Dunn & Crutcher LLP         Skadden, Arps, Slate, Meagher & Flom
            200 Park Avenue                               LLP
        New York, New York 10166                 300 South Grand Avenue
             (212) 351-4000                  Los Angeles, California 90071
          (212) 351-4035 (fax)                       (213) 687-5000
                                                  (213) 687-5600 (fax)
                                --------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]
                                --------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             EXPLANATORY NOTE

     This Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-39746) of IWO Holdings, Inc. is filed solely for the purpose of filing with the Commission copies of the exhibits listed in Item 16 of Part II hereto and to make corresponding changes to Item 16.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on August 10, 2000.

                                          IWO Holdings, Inc.

                                                 /s/ Steven M. Nielson
                                          By: _________________________________

                                                   Steven M. Nielson

                                                Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

              Signature                          Title                   Date

         /s/ Solon L. Kandel*          President, Chief Executive   August 10, 2000
______________________________________  Officer and Director
           Solon L. Kandel              (Principal Executive
                                        Officer)

        /s/ David L. Standig*          Chief Operating Officer      August 10, 2000
______________________________________
           David L. Standig

        /s/ Steven M. Nielsen          Chief Financial Officer      August 10, 2000
______________________________________  (Principal Financial
          Steven M. Nielsen             Officer and Principal
                                        Accounting Officer)

          /s/ J.K. Hage III*           Executive Vice President,    August 10, 2000
______________________________________  Secretary, General
            J.K. Hage III               Counsel and Director

     /s/ Christopher J. Stadler*       Director                     August 10, 2000
______________________________________
        Christopher J. Stadler

          /s/ Mamoun Askari*           Director                     August 10, 2000
______________________________________
            Mamoun Askari

          /s/ James O. Egan*           Director                     August 10, 2000
______________________________________
            James O. Egan

              Signature                          Title                   Date

       /s/ Thomas J. Sullivan*         Director                     August 10, 2000
______________________________________
          Thomas J. Sullivan

          /s/ Savio W. Tung*           Director                     August 10, 2000
______________________________________
            Savio W. Tung

     /s/ Christopher J. O'Brien*       Director                     August 10, 2000
______________________________________
        Christopher J. O'Brien

       /s/ Alfred F. Boschulte*        Director                     August 10, 2000
______________________________________
         Alfred F. Boschulte

          /s/ Brian Kwait *            Director                     August 10, 2000
______________________________________
             Brian Kwait

         /s/ Harley Ruppert*           Director                     August 10, 2000
______________________________________
            Harley Ruppert

*By:

   /s/ Steven M. Nielson
   ----------------------------

     Steven M. Nielson

      Attorney-in-fact

              PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

     The following table sets forth the various expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities to be registered. All of the amounts shown are estimated except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                                       Amount to
                                                                        Be Paid
                                                                       ---------
SEC registration fee..................................................  $45,540
NASD filing fee.......................................................   17,750
Nasdaq National Market listing fee....................................       *
Printing and engraving costs..........................................       *
Legal fees and expenses...............................................       *
Accounting fees and expenses..........................................       *
Blue sky fees and expenses (including legal fees).....................       *
Transfer agent fees...................................................       *
Miscellaneous.........................................................       *
                                                                        -------
Total.................................................................  $
                                                                        =======

---------------------
*  To be included by amendment.

Item 14. Indemnification of Officers and Directors

     The registrant's Certificate of Incorporation (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law (the "DGCL"), the registrant's directors shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. Under the DGCL, the directors have a fiduciary duty to the registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL
(1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) arising under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. This provision does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

     Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The registrant has obtained liability insurance for its officers and directors.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

     We have entered into indemnity agreements with each of our directors.

Item 15. Recent Sales of Unregistered Securities

     Set forth below is a description of the registrant's sales of unregistered securities during the past three years.


     (a) In December 1999, the registrant issued shares of its capital stock to initial investors at a price per share of $172.34043 as follows: (i) 500,000.0000 shares of Class A stock for an aggregate purchase price of $86,170,215.00; (ii) 166,921.1585 shares of Class B stock for an aggregate purchase price of $28,767,264.26; (iii) 144,412.1749 shares of Class C stock for an aggregate purchase price of $19,717,843.41; and (iv) 2,000.0000 shares of Class D stock for an aggregate purchase price of $344,680.86. In addition, the registrant issued 210,000.0000 shares of Class B stock to the founders of the registrant's operating subsidiary in exchange for 14,357 shares of the common stock of the operating subsidiary held by the founders, and further issued 13,055.5552 shares of Class B stock to the founders in exchange for past capital contributions of $2,250,000 made by the founders to the operating subsidiary.

     (b) In December 1999, the registrant issued a warrant to an international entity to purchase shares of Class A stock at an exercise price of $0.01 per share.

     (c) In December 1999, the registrant issued warrants to initial investors and officers to purchase an aggregate of 40,000 shares of Class B stock at an exercise price of $172.34043 per share.

     (d) In January 2000, the registrant issued an aggregate of 3,297.7413 shares of Class B stock to officers and directors upon the exercise of stock options.

     (e) In May 2000, the registrant issued a warrant to one of its officers to purchase 2,480.000 shares of Class B stock at an exercise price of $172.34043 per share.

     (f) As of June 12, 2000, options to purchase an aggregate of 128,386.5237 shares of Class B stock were outstanding under the registrant's Management Stock Incentive Plan and individual option agreements at exercise prices of $43.521 and $172.34043 per share. The registrant has issued no shares of capital stock to its officers, directors and employees upon the exercise of stock options except as set forth above.

     The transactions set forth in paragraphs (a) through (c) and (e) above were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and/or Regulation D promulgated thereunder as sales not involving a public offering. The transactions set forth in paragraphs (d) and (f) above were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Rule 701 promulgated under the Securities Act as sales by an issuer to employees, directors, officers, consultants or advisors pursuant to written compensatory benefit plans or written contracts relating to the compensation of such persons. The purchasers of the securities described above acquired them for their own account and not with a view to any distribution thereof to the public. The registrant believes that exemptions other than those specified above may exist with respect to the transactions set forth above.

Item 16. Exhibits and Financial Statement Schedules

     (a) Exhibits

 Exhibit
 Number                                             Description
 ------                                             -----------
   1.1*    -- Form of Underwriting Agreement

   3.1**   -- Amended and Restated Certificate of Incorporation of the registrant

   3.2*    -- Form of Amendment to Certificate of Incorporation, to be filed prior to the closing of the offering

   3.3*    -- Form of Amended and Restated Certificate of Incorporation, to be filed upon the closing of the offering

   3.4**   -- Bylaws of the registrant

   3.5*    -- Form of Amended and Restated Bylaws of the registrant, to be effective upon the closing of the offering

   4.1*    -- Specimen Certificate representing the registrant's common stock

   5.1*    -- Opinion of Gibson, Dunn & Crutcher LLP

  10.1**   -- Form of Founders Warrant

  10.2**   -- Stockholders Agreement, dated as of December 20, 1999, between the registrant and the stockholders signatory thereto

 +10.3     -- Sprint PCS Management Agreement, dated as of February 9, 1999, among Independent
              Wireless One Corporation, Sprint Spectrum L.P. and WirelessCo, L.P., as amended by
              Addendum I, Addendum II and Addendum III

 Exhibit
  Number                                        Description
  ------                                        -----------
 +10.5      -- Sprint PCS Services Agreement, dated as of February 9, 1999, between
               Independent Wireless One Corporation and Sprint Spectrum L.P.

  10.6*     -- Sprint Trademark and Service Mark License Agreement, dated as of February 9,
               1999, between Independent Wireless One Corporation and Sprint Communications
               Company, L.P.

  10.7*     -- Sprint Spectrum Trademark and Service Mark License Agreement, dated as of
               February 9, 1999, between Independent Wireless One Corporation and Sprint
               Spectrum L.P.

 +10.10     -- Interim Services Agreement, dated as of December 20, 1999, between
               Independent Wireless One Corporation and Sprint Spectrum L.P.

  10.12*    -- Consent and Agreement, dated as of December 17, 1999, between Sprint
               Spectrum L.P., Sprint Communications Company, L.P., WirelessCo, L.P. and The
               Chase Manhattan Bank, as Administrative Agent

  10.13**   -- Employment Agreement, dated as of December 20, 1999, between the registrant,
               Independent Wireless One Corporation and Solon L. Kandel

  10.14**   -- Employment Agreement, dated as of December 20, 1999, between the registrant,
               Independent Wireless One Corporation and David L. Standig, as amended

  10.15**   -- Employment Agreement, dated as of December 20, 1999, between the registrant,
               Independent Wireless One Corporation and John P. Hart, Jr., as amended

  10.16**   -- Professional Services Agreement, dated as of December 20, 1999, between the registrant, Independent Wireless One Corporation and J.K. Hage III

  10.17**   -- Employment Agreement, dated as of April 9, 2000, between the registrant,
               Independent Wireless One Corporation and Steven M. Nielsen

  10.18**   -- Management Stock Incentive Plan

  10.19**   -- Form of Stock Option Agreement

  10.20**   -- Stock Option Agreement, dated as of December 20, 1999, between the registrant and Solon L. Kandel

  10.21**   -- Stock Option Agreement, dated as of December 20, 1999, between the registrant and Alfred F. Boschulte

  10.22**   -- Agreement for Management Advisory, Strategic Planning and Consulting
               Services, dated as of December 20, 1999, between Independent Wireless One
               Corporation and Investcorp International, Inc.

 Exhibit
  Number                                        Description
  ------                                        -----------
  10.23**   -- Form of Management Bonus Stock Purchase Agreement

  10.24**   -- Form of Management Warrant

  10.25**   -- Lease, dated as of October 22, 1999, between Rosenblum Associates and
               Independent Wireless One Corporation, as amended

  10.26**   -- Lease, dated as of September 30, 1996, between Jack Rosenblum and Sprint
               Spectrum L.P., as amended

  10.27**   -- Credit Agreement, dated as of December 20, 1999, among Independent Wireless
               One Corporation, the several lenders from time to time parties thereto,
               Chase Securities Inc. as Book Manager and Lead Arranger, First Union
               National Bank and Paribas as Senior Managing Agents, UBS AG, Stamford Branch
               as Documentation Agent and The Chase Manhattan Bank, as Administrative Agent
               for the lenders

  10.28*    -- Amendment, dated as of June 30, 2000, to Credit Agreement

  21.1**    -- Subsidiaries of the registrant

  23.1**    -- Consent of PricewaterhouseCoopers LLP, Independent Accountants

  23.2**    -- Consent of Ernst & Young LLP, Independent Auditors

  23.3*     -- Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

  24.1**    -- Power of Attorney (see Signature Page)

  27.1**    -- Financial Data Schedule

---------------------

 * To be filed by amendment.

** Previously filed.

+ Confidential treatment has been requested for portions of these exhibits. Omitted material has been filed separately with the Commission.

     (b) Financial Statement Schedules

     None.

Item 17. Undertakings

     The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the registrant, the Underwriting Agreement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.